Exhibit 10.27

445 Park Avenue, 10th Floor
New York, NY 10022
Tel: (212) 307-3568
Fax: (917)-322-2105
Website: cnepetroleum.com

March 12, 2011

Lotusbox Investments Limited
P.O. Box 957, Offshore Incorporation Centre,
Road Town, Tortola, British Virgin Island

Attention: Mr. John R. Nicholls, Director

Dear Mr. Nicholls,

Agreement to Amend Existing Agreements

A.
A dispute has arisen between China North East Petroleum Holdings Limited (the "Company") and Lotusbox Investment Limited ("Lotusbox") under the Note Redemption and Termination Agreement dated 11 January 2010 ("NRTA") and two related Warrant Agreements dated as of 27 March 2010 ("Warrant Agreements").

B.	The parties have met to discuss a resolution of this dispute and have reached a compromise on the terms below.

C.	Accordingly, the parties agree to amend the NRTA and the Warrant Agreements as follows:

1.
The strike price for both tranches of warrants under the Warrant Agreements (totaling 500,000 warrants) that the Company issued in 2009 shall be reset from USD2.00 and USD2.35, respectively, to USDO.01.

2.	The strike price for the 100,000 warrants that the Company issued to Lotusbox in February 2008 shall be reset from USD2.35 to USDO.01.

3.	Lotusbox may exercise both sets of warrants on a cashless basis.

4.	The Company is relieved of any obligation to lodge a Form S-1 under either the NRTA or the Warrant Agreements. Any such obligation is deemed terminated.

5.	This agreement shall be effective as of 12 March 2011.
6.
The parties mutually release each other from claims and liabilities either may have against the other based on or arising under the NRTA and the Warrant Agreements as of 12 March 2011, with respect to any penalties for alleged failure to file a form S-1.

7.	The parties shall cooperate in good faith to sign whatever documents are necessary to carry out this amendment and agreement.

Dated as of 12 March 2011

	Lotusbox Investments Limited		China North East Petroleum Holdings Limited
	/s/John R. Nicholis		/s/Wang Hong Jun
By: Its:	John R. Nicholis Director	By: Its:	Wang Hong Jun Director